Exhibit 10.10

STANDARD

WHITEGLOVE HEALTH, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares (the “Option Shares”) of the Common Stock of WhiteGlove Health, Inc., a Delaware corporation (the “Company”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price: $                      per share

Number of Option Shares:                      shares of Common Stock

Expiration Date:

Type of Option:                      Incentive Stock Option

                            Non-Qualified Stock Option

Date Exercisable: This Option shall become exercisable with respect to (i) one-fourth (1/4th) of the Option Shares on the first anniversary of the Vesting Commencement Date and (ii) an additional one forty-eighth (1/48th) of the Option Shares on the corresponding day of each calendar month thereafter or, if such calendar month does not have a corresponding day, on the last day of such calendar month. In no event shall this Option vest or become exercisable for any additional Option Shares after Optionee ceases to be an Employee, Service Provider or Non-Employee Director.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the WhiteGlove Health, Inc. 2011 Equity Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the attached Stock Option Agreement or in the Plan.

WHITEGLOVE HEALTH, INC.

By:
Title:
Address:

OPTIONEE

Signature:
Print Name:
Address:

Attachments:

Exhibit A - Stock Option Agreement

Exhibit B - 2011 Equity Incentive Plan

Notice of Grant of Stock Option

EXHIBIT A

STOCK OPTION AGREEMENT

STANDARD

WHITEGLOVE HEALTH, INC.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the 2011 Equity Incentive Plan (the “Plan”) for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Affiliate and consultants and other independent advisors in the service of the Company (or any Affiliate).

B. Optionee is to render valuable services to the Company (or an Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C. All capitalized terms in this Agreement not defined herein shall have the meaning assigned to them in the Grant Notice (as defined below) or in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee, as of the Grant Date as specified in the Notice of Grant of Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby (the “Grant Notice”), an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Section 2 at the Exercise Price.

2. Option Term. This Option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the date on which the option expires as specified in the Grant Notice (the “Expiration Date”), unless sooner terminated in accordance with Sections 5 or 6.

3. Limited Transferability.

(a) This Option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this Option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may, pursuant to Section 5, be exercised following Optionee’s death.

(b) If this Option is designated a Non-Qualified Option in the Grant Notice, then this Option may be assigned in whole or in part during Optionee’s lifetime to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the

Exhibit A to Notice of Grant of Stock Option

Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment.

4. Dates of Exercise. This Option shall vest and become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Sections 5 or 6.

5. Cessation of Service. The option term specified in Section 2 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct (as defined below)) while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(b) Should Optionee die while this Option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or, if applicable, the person to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Section 3 shall have the right to exercise this Option. However, if Optionee dies while holding this Option and has an effective beneficiary designation in effect for this Option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this Option following Optionee’s death. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c) Should Optionee cease Service by reason of Disability while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this Option. In no event shall this Option be exercisable at any time after the Expiration Date.

NOTE: Exercise of this Option on a date later than three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes permanent disability under the federal tax laws. In the event that Incentive Option treatment is not available, this Option will be taxed as a Non-Qualified Option upon exercise.

Exhibit A to Notice of Grant of Stock Option

(d) During the limited period of post-Service exercisability, this Option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Section 6. No additional Option Shares shall vest, whether pursuant to the normal Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Section 6, following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Committee pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.

(e) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this Option is outstanding, then this Option shall terminate immediately and cease to remain outstanding. “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by the Optionee, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Affiliate) or any breach of the Optionee’s proprietary information agreement with the Company (or any Affiliate); (iii) the Optionee’s violation of a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be injurious to the Company; or (iv) any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss any Optionee or other person in the service of the Company (or any Affiliate) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

6. Change of Control.

(a) In the event a Change of Control occurs during Optionee’s period of Service, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to this Option, as more fully set forth in the Plan: accelerate vesting and the time at which all options then outstanding may be exercised, cause the acquirer to assume the Plan and this Option or exchange this Option for an award for the acquirer’s stock and terminate the Plan and all outstanding unvested or unexercised options as of the date of the Change of Control.

(b) In the event a Hostile Take-Over occurs during Optionee’s period of Service, vesting of this Option, to the extent not otherwise fully vested, shall automatically accelerate so that this Option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for any or all of the Option Shares at the time subject to this Option as fully-vested shares of Common Stock. This Option shall remain exercisable until the expiration or sooner termination of the option term.

(c) In the event of a Change of Control, as more fully set forth in the Plan, the Board shall have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value (defined below) of the Awards. Such right shall be exercised by written

Exhibit A to Notice of Grant of Stock Option

notice to all Participants. For purposes of this Section 6(c), the “Cash Value” of an Award shall equal the sum of (i) the cash value of all benefits to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option or Restricted Stock and (ii) (A) in the case of any Award that is an Option, the excess of the FMV Per Share over the option exercise price or (B) in the case of an Award that is Restricted Stock the FMV Per Share of Restricted Stock, multiplied by the number of shares subject to such Award.

(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Company’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Company’s receipt of consideration, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this Option; and (ii) the Exercise Price. The adjustments shall be made by the Committee in such manner as the Committee deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Complete and submit to the Secretary of the Company the Notice of Exercise attached as Exhibit I attached hereto.

(ii) Pay the aggregate Exercise Price for the purchased shares and all applicable income and employment taxes required to be withheld by the Company by reason of such exercise in one or more of the following forms as approved by the Committee:

(A) cash or certified check made payable to the Company; or

(B) in shares of Common Stock valued at Fair Market Value on the date on which the options shall have been exercised in accordance with this Section 9 (the “Exercise Date”) and held by Optionee (or any other person or persons exercising the option) for more than six months or, in the Company’s sole discretion, the period (if any) necessary to avoid a charge to the Company’s earnings for financial reporting purposes; or

Exhibit A to Notice of Grant of Stock Option

(C) subject to such conditions and requirements as the Committee may specify, at the written request of the Optionee, by the Company’s withholding from Option Shares otherwise deliverable pursuant to the exercise of the Option, Option Shares having an aggregate Fair Market Value as of the date of exercise that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in this subsection (ii); or

(D) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(E) such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by applicable laws; or

(F) any combination of the foregoing methods of payment.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this Option.

(iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

(v) Make appropriate arrangements with the Company (or Affiliate employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this Option be exercised for any fractional shares.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

Exhibit A to Notice of Grant of Stock Option

11. Successors and Assigns. Except to the extent otherwise provided in Sections 3 and 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Optionee generally consents to the delivery of any notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (“Electronic Notice”) at the electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Optionee agrees to promptly notify the Company of any change in Optionee’s electronic mail address, but failure to do so shall not affect the foregoing.

13. Construction; Administrator Discretions. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provision of the Plan will govern. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.

14. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of-laws rules.

16. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the Company’s stockholders, then this Option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

Exhibit A to Notice of Grant of Stock Option

17. Code Section 409A. Under Section 409A of the Code, an option that was granted with an exercise price per share of Common Stock that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share of Common Stock on the Grant Date (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Optionee prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest tax to the Optionee. Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the exercise price per share of Common Stock of this option equals or exceeds the Fair Market Value of a share of Common Stock on the Grant Date in a later examination. Optionee agrees that if the IRS determines that the option was granted with an exercise price per share of Common Stock that was less than the Fair Market Value of a share of Common Stock on the Grant Date, Optionee will be solely responsible for Optionee’s costs related to such a determination.

18. Modifications to the Agreement. This Agreement and the Plan constitutes the entire understanding of the parties on the subjects covered. Optionee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the option, this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Optionee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

19. Additional Terms Applicable to an Incentive Option. In the event this Option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This Option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this Option is exercised for one or more Option Shares (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability as defined in the federal tax laws; or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of permanent disability as defined in the federal tax laws.

(b) No installment under this Option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this Option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Affiliate) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Qualified Option.

Exhibit A to Notice of Grant of Stock Option

(c) Should Optionee hold, in addition to this Option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this Option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this Option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

* * * * * *

Exhibit A to Notice of Grant of Stock Option

STANDARD

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify WhiteGlove Health, Inc. (the “Company”) that I elect to purchase                      shares of the Company’s Common Stock (the “Purchased Shares”) at the option exercise price of $                     per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me pursuant to the option grant program under the Company’s 2011 Equity Incentive Plan effective as of today,                 , 20    .

Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in such manner and form as approved by the Company and in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Purchased Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Purchased Shares, notwithstanding the exercise of the Option. The Purchased Shares so acquired will be issued as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

The undersigned Optionee understands that the Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Purchased Shares. The Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Purchased Shares and that Optionee is not relying on the Company for any tax advice.

Exhibit I to Stock Option Agreement

Date
Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

* * * * * *

Exhibit I to Stock Option Agreement

EXHIBIT B

2011 EQUITY INCENTIVE PLAN